UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2003

CORNERSTONE REALTY INCOME TRUST, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-12875	54-1589139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

306 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 643-1761

(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

Effective on May 28, 2003, Merry Land Properties, Inc., a Georgia corporation (“Merry Land”), merged (the “Merger”) with and into Cornerstone Merger Sub, Inc., a Georgia corporation and a subsidiary of Cornerstone Realty Income Trust, Inc. (“Cornerstone”). A copy of the press release announcing the completion of the Merger is attached hereto as Exhibit 99.1

At March 31, 2003 Merry Land owned or had an interest in 2,292 apartment units in ten communities.

Pursuant to the Merger, each Merry Land common share issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive: (i) 1.818 Cornerstone common shares; and (ii) 0.220 Cornerstone Series B convertible preferred shares.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

2.1	Agreement and Plan of Merger, dated as of February 19, 2003, between Cornerstone Realty Income Trust, Inc., Cornerstone Merger Sub, Inc. and Merry Land Properties, Inc. (included as Annex A to the Proxy Statement/Prospectus contained in the Cornerstone registration statement on Form S-4 (No. 333-104410)).

99.1	Press Release dated May 29, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE REALTY INCOME TRUST, INC.

By:	/s/ STANLEY J. OLANDER, JR.
Stanley J. Olander, Jr. President of Capital Markets, Executive Vice President and Chief Financial Officer

June 11, 2003